================================================================================


                                MERGER AGREEMENT

                                  By and Among

                                RADIO ONE, INC.
                                  as "Parent"

                          ROA MERGER SUBSIDIARY, INC.

                   ALTA SUBORDINATED DEBT PARTNERS III, L.P.,
                          ALLIED CAPITAL CORPORATION,
                         ALLIED INVESTMENT CORPORATION,
              SYNDICATED COMMUNICATIONS VENTURE PARTNERS II, L.P.,
                              MARY CATHERINE SNEED
                                      and
                             ALFRED C. LIGGINS, III
                               as "Stockholders"

                                      and

                           RADIO ONE OF ATLANTA, INC.


                            -----------------------



                                MARCH ____, 1999



================================================================================

                               TABLE OF CONTENTS

1.        Definitions........................................................  1
          -----------

2.        Basic Transaction..................................................  5
          -----------------
          (a)    The Merger..................................................  5
                 ----------
          (b)    The Closing.................................................  5
                 -----------
          (c)    Actions at the Closing......................................  5
                 ----------------------
          (d)    Effect of Merger............................................  6
                 ----------------

3.        Representations and Warranties Concerning the Transaction..........  7
          ---------------------------------------------------------
          (a)    Representations and Warranties of the Stockholders..........  7
                 --------------------------------------------------
          (b)    Representations and Warranties of the Parent................  8
                 --------------------------------------------
4.        Representations and Warranties Concerning the Company and Its
          -------------------------------------------------------------
          Subsidiaries....................................................... 10
          ------------
          (a)    Organization, Qualification, and Corporate Power............ 11
                 ------------------------------------------------
          (b)    Capitalization.............................................. 11
                 --------------
          (c)    Noncontravention............................................ 11
                 ----------------
          (d)    Title to Assets............................................. 12
                 ---------------
          (e)    Subsidiaries................................................ 12
                 ------------
          (f)    Financial Statements........................................ 13
                 --------------------
          (g)    Events Subsequent to Most Recent Fiscal Month End........... 13
                 -------------------------------------------------
          (h)    Undisclosed Liabilities..................................... 14
                 -----------------------
          (i)    Legal Compliance............................................ 15
                 ----------------
          (j)    Tax Matters................................................. 15
                 -----------
          (k)    Tangible Assets............................................. 15
                 ---------------
          (l)    Litigation.................................................. 15
                 ----------
          (m)    Disclosure.................................................. 15
                 ----------
          (n)    Continuity of Business Enterprise........................... 15
                 ---------------------------------
          (o)    Continuity of Shareholder Interest.......................... 16
                 ----------------------------------
          (p)    Reorganization.............................................. 16
                 --------------

5.        Pre-Closing Covenants.............................................. 16
          ---------------------
          (a)    General..................................................... 16
                 -------
          (b)    Notices and Consents........................................ 16
                 --------------------
          (c)    Exclusivity................................................. 17
                 -----------
          (d)    Waiver of Rights............................................ 17
                 ----------------
          (e)    Agreement to Vote........................................... 17
                 -----------------
          (f)    Substantially All of Company's Assets....................... 17
                 -------------------------------------
          (g)    Reorganization.............................................. 18
                 --------------

6.        Post-Closing Covenants............................................. 18
          ----------------------
          (a)    General..................................................... 18
                 -------
          (b)    Litigation Support.......................................... 18
                 ------------------
          (c)    Certain Taxes............................................... 18
                 -------------
          (d)    Reorganization.............................................. 18
                 --------------

                                      (i)


7.        Conditions to Obligation to Close.................................. 19
          ---------------------------------
          (a)    Conditions to Obligation of the Parent...................... 19
                 --------------------------------------
          (b)    Conditions to Obligation of the Stockholders................ 21
                 --------------------------------------------
8.        Remedies for Breaches of This Agreement............................ 22
          ---------------------------------------
         (a)    Survival of Representations and Warranties................... 22
                ------------------------------------------
         (b)    Indemnification Provisions for Benefit of the Parent......... 22
                ----------------------------------------------------
         (c)    Indemnification Provisions for Benefit of the Stockholders... 23
                ----------------------------------------------------------
         (d)    Matters Involving Third Parties.............................. 23
                -------------------------------
         (e)    Determination of Adverse Consequences........................ 24
                -------------------------------------
         (f)    Exclusive Remedy............................................. 24
                ----------------
9.        Termination........................................................ 24
          -----------
          (a)    Termination of Agreement.................................... 24
                 ------------------------
          (b)    Effect of Termination....................................... 25
                 ---------------------

10.    Miscellaneous......................................................... 25
       -------------
       (a)    Nature of Certain Obligations.................................. 25
              -----------------------------
       (b)    Press Releases and Public Announcements........................ 25
              ---------------------------------------
       (c)    No Third-Party Beneficiaries................................... 25
              ----------------------------
       (d)    Entire Agreement............................................... 26
              ----------------
       (e)    Succession and Assignment...................................... 26
              -------------------------
       (f)    Counterparts................................................... 26
              ------------
       (g)    Headings....................................................... 26
              --------
       (h)    Notices........................................................ 26
              -------
       (i)    Governing Law.................................................. 28
              -------------
       (j)    Amendments and Waivers......................................... 28
              ----------------------
       (k)    Severability................................................... 28
              ------------
       (l)    Expenses....................................................... 28
              --------
       (m)    Construction................................................... 29
              ------------
       (n)    Incorporation of Exhibits, Annexes, and Schedules.............. 29
              -------------------------------------------------

Exhibit A -- Certificate of Merger
Exhibit B -- Historical Financial Statements
Exhibit C -- Form of Registration Rights Agreements
Exhibit D -- Form of Pledge Agreement - Alta and Syncom
Exhibit E -- Form of Pledge Agreement - Mary Catherine Sneed
Exhibit F -- Form of Warrant - Alta, Syncom, Liggins and Mary Catherine Sneed Exhibit G -- Form of Warrant - Allied Capital Entities
Disclosure Schedule--Exceptions to Representations and Warranties Concerning Radio One of Atlanta, Inc.

                                     (ii)

                                MERGER AGREEMENT

     Agreement entered into on March ___, 1999, by and among Radio One, Inc., a Delaware corporation (the "Parent"), ROA Merger Subsidiary, Inc., a Delaware corporation ("Transitory Subsidiary"), Alta Subordinated Debt Partners III, L.P., Allied Capital Corporation, Allied Investment Corporation, Syndicated Communications Venture Partners II, L.P., Mary Catherine Sneed and Alfred C. Liggins, III (collectively the "Stockholders"), and Radio One of Atlanta, Inc., a Delaware corporation (the "Company"). The Parent, Transitory Subsidiary, the Company and the Stockholders are referred to collectively herein as the "Parties".

     The Stockholders in the aggregate own all of the outstanding capital stock of the Company.

     This Agreement contemplates a transaction in which the Parent will acquire all of the outstanding capital stock of the Company in exchange for cash and the capital stock of Parent through a reverse subsidiary merger of Transitory Subsidiary with and into the Company (the "Merger").

     For federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.   Definitions.
     ------------

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Allied Capital Entities" means Allied Capital Corporation and Allied Investment Corporation.

     "Allied Stock Pledge Agreement" means the Stock Pledge Agreement made as of March 31, 1997, by Liggins and the Company in favor of the Allied Capital Entities, as amended by Amendment No. 1 thereto made as of September 30, 1998.

     "Applicable Rate" means the corporate base rate of interest publicly announced from time to time by Bank of America, N.A. plus 1% per annum.

     "Alta" means Alta Subordinated Debt Partners III, L.P.

     "Certificate of Merger" has the meaning set forth in (S)2(c), below.

     "Class A Common Stock" means Company's Class A Common Stock, par value $1.00 per share.

     "Class B Common Stock" means the Company's Class B Common Stock, par value $1.00 per share.

     "Closing" has the meaning set forth in (S)2(b), below.

     "Closing Date" has the meaning set forth in (S)2(b), below.

     "Company" has the meaning set forth in the preface above.

     "Company Share" means any share of the Company's Class A Common Stock, par value $1.00 per share, or Class B Common Stock, par value $1.00 per share.

     "Communications Act" means the Communications Act of 1934, as amended.

     "Disclosure Schedule" has the meaning set forth in (S)4 below.

     "Effective Time" has the meaning set forth in (S)2(d), below.

     "Exchange Agreement" means the Exchange and Amendment Agreement dated as of April 7, 1997 among Alta, Syncom, the Company, Liggins and Dogwood Communications, Inc.

     "FCC" means the Federal Communications Commission.

     "Financial Statement" has the meaning set forth in (S)4(f), below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

     "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Indemnified Party" has the meaning set forth in (S)8(d), below.

     "Indemnifying Party" has the meaning set forth in (S)8(d), below.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Investors' Shareholders Agreement" means the Investors' Shareholders Agreement dated as of March 31, 1997, among the Company, Liggins, Alta, the Allied Capital Entities and Syncom.

     "Knowledge" means actual knowledge after reasonable investigation.

     "Liggins" means Alfred C. Liggins, III.

     "Merger" has the meaning set forth in (S)2(a), below.

     "Merger Consideration" has the meaning set forth in (S)2(d)(vi), below.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in (S)4(f) below.

     "Most Recent Fiscal Month End" has the meaning set forth in (S)4(f) below.

     "Most Recent Fiscal Year End" has the meaning set forth in (S)4(f) below.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Parent" has the meaning set forth in the preface above.

     "Parent Capital Stock" has the meaning set forth in (S)3(b)(v), below.

     "Parent Class A Shares" has the meaning set forth in (S)2(a), below.

     "Parent Class B Shares" has the meaning set forth in (S)2(a), below.

     "Parent Shares" means the Parent Class A Shares and the Parent Class B Shares.

     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Requisite Stockholders" means Liggins and the holders of at least fifty-one percent (51%) of the Company's capital stock held by Alta, the Allied Capital Entities and Syncom.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Stockholders" has the meaning set forth in the preface above.

     "Senior Lenders" means the several lenders parties with the Parent to the Credit Agreement dated as of June 30, 1998, and amended as of December 23, 1998, as such Credit Agreement may be further amended, modified, restated, supplemented, renewed, extended, increased, rearranged and/or substituted from time to time.

     "Senior Preferred Stock" means the Parent's Series A and Series B 15% Senior Cumulative Redeemable Preferred Stock.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Surviving Corporation" has the meaning set forth in (S)2(a), below.

     "Syncom" means Syndicated Communications Venture Partners II, L.P.

     "Third Party Claim" has the meaning set forth in (S)8(d), below.

     "Transfer of Control Application" means the application on FCC Form 314 that Parent filed with the FCC on October 1, 1998 requesting its consent to the transfer of control of Company to Parent and assignment of Company's licenses to a wholly-owned Subsidiary of Company.

     "Transitory Subsidiary" has the meaning set forth in the preface above.

     "Warrant" means a warrant exercisable for Parent Shares in the form attached hereto as Exhibit F (in the case of Alta, Syncom, Liggins and Mary Catherine Sneed) or Exhibit G (in the case of the Allied Capital Entities).

2.   Basic Transaction.
     -----------------

     (a) The Merger. On and subject to the terms and conditions of this
         ----------
         Agreement, the Transitory Subsidiary will merge with and into the Company (the "Merger") at the Effective Time. The Company shall be the corporation surviving the Merger (the "Surviving Corporation").

     (b) The Closing. The closing of the transactions contemplated by this
         -----------
         Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis in Washington, D.C., commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than April
         --------  -------
         30, 1999.

     (c) Actions at the Closing. At the Closing, (i) each of the Stockholders
         ----------------------
         will deliver to the Parent and the Transitory Subsidiary the various certificates, instruments, and documents required to be delivered by such Stockholder pursuant to (S)7(a) below, (ii) the Parent and the Transitory Subsidiary will deliver to the Stockholders the various certificates, instruments, and documents referred to in (S)7(b) below,
         (iii) the Company and the Transitory Subsidiary will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger"),
         (iv) the Parent will cause the Surviving Corporation to deliver to each of the Stockholders the Merger Consideration provided below in this
         (S)2, and (v) each of the Stockholders will deliver to the Parent stock certificates representing all of his, her, or its Company Shares, endorsed in blank or accompanied by duly executed assignment documents.

     (d) Effect of Merger.
         ----------------

         (i) General. The Merger shall become effective at the time (the
             --------
             "Effective Time") the Company and the Transitory Subsidiary file the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or the Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

         (ii)  Certificate of Incorporation. The Certificate of Incorporation of
               ----------------------------
               the Company shall be the Certificate of Incorporation of the Surviving Corporation.

         (iii) Bylaws.  The Bylaws of the Company shall be the Bylaws of the
               ------
               Surviving Corporation.

         (iv)  Directors and Officers.  The directors and officers of the
               ----------------------
               Company shall remain as the directors and officers of the Surviving Corporation.

         (v)   Conversion of Capital Stock of the Transitory Subsidiary.  At and
               --------------------------------------------------------
               as of the Effective Time, each share of Common Stock, $.01 par value per share, of the Transitory Subsidiary shall be converted into one share of Common Stock, $.01 par value per share, of the Surviving Corporation.

         (vi)  Conversion of Company Shares.  At and as of the Effective Time,
               ----------------------------
               (A) each share of Class A Common Stock shall be converted into the right to receive (I) nine-hundred sixty-two thousand two-hundred eighteen hundred millionths (0.00962218) of a share of Class A Common Stock, par value $.01 per share, of Parent (the "Parent Class A Shares"), and (II) a Warrant exercisable for thirty-nine thousand three-hundred thirty-four hundred millionths (0.00039334) of a Parent Class A Share, and (B) each share of Class B Common Stock shall be converted into the right to receive
               (I) nine-hundred sixty-two thousand two-hundred eighteen hundred millionths (0.00962218) of a share of Class B Common Stock, par value $.01 per share, of Parent (the "Parent Class B Shares"),
               (II) a Warrant exercisable for thirty-nine thousand three-hundred thirty-four hundred millionths (0.00039334) of a Parent Class B Share, and (III) cash in the amount of $302.27 (the consideration described in this (S)2(d)(vi), the "Merger Consideration"). No Company Share shall be deemed to be outstanding or to have any rights other than those set forth in this (S)2(d)(vi) after the Effective Time.


3.   Representations and Warranties Concerning the Transaction.
     ----------------------------------------------------------

     (a) Representations and Warranties of the Stockholders.  Each of the
         ---------------------------------------------------
         Stockholders represents and warrants to the Parent that the statements contained in this (S)3(a) are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)3(a)) with respect to himself, herself or itself.

         (i)  Organization of Certain Stockholders.  If such Stockholder is a
              -------------------------------------
              corporation, such Stockholder is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (ii)  Authorization of Transaction.  Such Stockholder has full power
               -----------------------------
               and authority (including, if the Stockholder is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms and conditions. Except for the Transfer of Control Application and filings required pursuant to the Hart-Scott-Rodino Act, such Stockholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (iii) Noncontravention.  Neither the execution and the delivery of
               -----------------
               this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Stockholder is subject or, if such Stockholder is a corporation, any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Stockholder is a party or by which he, she or it is bound or to which any of his, her or its assets is subject.

         (iv)  Brokers' Fees.  Such Stockholder has no liability or obligation
               --------------
               to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Parent could become liable or obligated.

         (v)   Company Shares.  Such Stockholder holds of record and owns
               ---------------
               beneficially the number of Company Shares set forth next to his, her or its name in (S)4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, in each case, except as provided in the Investors' Shareholders Agreement, and, with respect to the Company Shares held by Liggins, the Allied Stock Pledge Agreement and the Exchange Agreement. Such Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Stockholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement and the Investors' Shareholders Agreement and, with respect to the Company Shares held by Liggins, the Allied Stock Pledge Agreement and the Exchange Agreement). Such Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company other than the Investors' Shareholders Agreement.

         (vi)   Investment.  Each Stockholder (A) understands that the Parent
                -----------
                Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering,
                (B) is acquiring the Parent Shares solely for his, her or its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, and
                (D) has received certain information concerning the Parent and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in owning the Parent Shares.

         (vii)  Continuity of Shareholder Interest.  Prior to the Merger,
                ----------------------------------
                such Stockholder did not have any portion of such Stockholder's Company interest redeemed by the Company, or receive an extraordinary distribution with respect to its Company interest, and no corporation related to the Company within the meaning of Treasury Regulations Section 1.368-1(e)(3)(i)(B) acquired any stock of the Company held by such Stockholder, where such disposition or acquisition would reduce the aggregate fair market value of the Parent Shares to be received by such Stockholder (with such fair market value measured as of the Effective Time) to an amount less than fifty percent (50%) of the aggregate fair market value of the Company's stock determined immediately before any of such distributions, dispositions, or acquisitions.

         (viii) Reorganization.  Such Stockholder has no plan or intention
                --------------
                to take any action that would cause the Merger not to qualify and continue to qualify as a reorganization under Section 368(a) of the Code.

     (b) Representations and Warranties of the Parent.  The Parent represents
         ---------------------------------------------
         and warrants to the Stockholders that the statements contained in this
         (S)3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)3(b)).

         (i)  Organization of the Parent and the Transitory Subsidiary.  Each of
              --------------------------------------------------------
              the Parent and the Transitory Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (ii) Authorization of Transaction.  Each of the Parent and the
              ----------------------------
              Transitory Subsidiary has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Parent and the Transitory Subsidiary, enforceable in accordance with its terms and conditions. Except for the Transfer of Control Application and filings required pursuant to the Hart-Scott-Rodino Act, the Parent and the Transitory Subsidiary need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

        (iii) Noncontravention.  Neither the execution and the delivery of
              -----------------
              this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Parent or the Transitory Subsidiary is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Parent or the Transitory Subsidiary is a party or by which it is bound or to which any of its assets is subject, except for such conflicts as will be waived and such notices that will be given prior to the Closing Date.

        (iv)  Brokers' Fees.  Neither the Parent nor the Transitory Subsidiary
              -------------
              has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Stockholder could become liable or obligated.

        (v)   Capitalization.  The entire authorized capital stock of the Parent
              ---------------
              consists of: (i) 140,000 shares of 15% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share, of which 124,467.10 shares are issued and outstanding; (ii) 150,000 shares of 15% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, of which 84,843.03 shares are issued and outstanding, and 4,000 shares of which are issuable pursuant to a warrant outstanding as of the date hereof; (iii) 1,000 shares of Class A Common Stock, par value $.01 per share, none of which are issued and outstanding, 147.04 shares of which are issuable pursuant to warrants outstanding as of the date hereof, and 60.39 shares of which are issuable pursuant to the terms, and subject to the conditions, of this Agreement (including pursuant to the Warrants constituting a portion of the Merger Consideration); (iv) 1,000 shares of Class B Common Stock, par value $.01 per share, of which 46.15 shares are issued and outstanding, and 39.76 shares of which are issuable pursuant to the terms, and subject to the conditions of this Agreement (including pursuant to the Warrants constituting a portion of the Merger Consideration); and (v) 1,000 shares of Class C Common Stock, par value $.01 per share, of which
              93.80 shares are issued and outstanding, (all such shares of capital stock are referred to herein as the "Parent Capital Stock"). All of the issued and outstanding shares of Parent Capital Stock have been duly authorized, and are validly issued, fully paid, and nonassessable. Except as described above, and except as provided in Parent's Amended and Restated Certificate of Incorporation, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Parent to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Parent. Except for the Stockholders Agreement dated as of March 2, 1999, among Liggins and Catherine L. Hughes, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Parent.

        (vi)  Continuity of Business Enterprise.  It is the present intention
              ---------------------------------
              of the Parent to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company's historic assets in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d). In addition, the Parent has no plan or intention to transfer the stock of the Company following the Merger to (i) a corporation that is not a member of the Parent's "qualified group" within the meaning of Treasury Regulations Section 1.368-1(d)(4)(ii), or (ii) a partnership (including any entity classified as such for federal income tax purposes).

        (vii) Reorganization.  The Parent has no plan or intention to take
              --------------
              any action that would cause the Merger not to qualify and continue to qualify as a reorganization under Section 368(a) of the Code.

4.   Representations and Warranties Concerning the Company and Its Subsidiaries.
     ---------------------------------------------------------------------------
     The Company represents and warrants to the Parent that the statements contained in this (S)4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)4), except as set forth in the disclosure schedule delivered by the Company to the Parent on the date hereof (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S)4.

     (a) Organization, Qualification, and Corporate Power.  Each of the Company
         -------------------------------------------------
         and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company and its Subsidiaries. Each of the Company and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. (S)4(a) of the Disclosure Schedule lists the directors and officers of each of the Company and its Subsidiaries.

     (b) Capitalization.  The entire authorized capital stock of the Company
         ---------------
         consists of 14,670 shares of common stock, par value $1.00, of which 10,000 shares are Class A Common Stock and 3,970 shares are Class B Common Stock, of which 6,030 shares of Class A Common Stock are issued and outstanding and 3,970 shares of Class B Common Stock are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company other than the Investors' Shareholders Agreement.

     (c)  Noncontravention. Neither the execution and the delivery of this
          ----------------
          Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Company and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Company and its Subsidiaries or
          (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Company and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company and its Subsidiaries or on the ability of the Parties to consummate the transactions contemplated by this Agreement. None of the Company and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company and its Subsidiaries or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (d)  Title to Assets. The Company and its Subsidiaries have good and valid
          ---------------
          title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     (e)  Subsidiaries. (S)4(e) of the Disclosure Schedule sets forth for each
          ------------
          Subsidiary of the Company (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. One of the Company and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. None of the Company and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

     (f)  Financial Statements. Attached hereto as Exhibit B are the following
          --------------------
          financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1996 and December 31, 1997 (the "Most Recent Fiscal Year End") for the Company and its Subsidiaries; and (ii) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the twelve months ended December 31, 1998 (the "Most Recent Fiscal Month End") for the Company and its Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

     (g)  Events Subsequent to Most Recent Fiscal Month End. Since the Most
          -------------------------------------------------
          Recent Fiscal Month End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company and its Subsidiaries taken as a whole. Without limiting the generality of the foregoing, since that date:

          (i) none of the Company and its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

          (ii) none of the Company and its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

          (iii) no party (including any of the Company and its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of the Company and its Subsidiaries is a party or by which any of them is bound;

          (iv) none of the Company and its Subsidiaries has imposed any material Security Interest upon any of its assets, tangible or intangible;

          (v) none of the Company and its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;

          (vi) none of the Company and its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

          (vii) the Company and its Subsidiaries have not created, incurred, assumed, or guaranteed more than $1,000,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

          (viii) none of the Company and its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

          (ix) none of the Company and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (x) none of the Company and its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xi) none of the Company and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xii) none of the Company and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement except to provide for increases in compensation for fiscal year 1999;

          (xiii) none of the Company and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xiv) none of the Company and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan); and

          (xv) none of the Company and its Subsidiaries has committed to any of the foregoing.

     (h)  Undisclosed Liabilities. None of the Company and its Subsidiaries has
          -----------------------
          any material liability of a type required to be disclosed as a liability on its balance sheet according to generally accepted accounting principles (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business.

     (i)  Legal Compliance. Each of the Company and its Subsidiaries has
          ----------------
          complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company and its Subsidiaries.

     (j)  Tax Matters. Each of the Company and its Subsidiaries has filed all
          -----------
          Income Tax Returns that it was required to file, and has paid all Income Taxes shown thereon as owing, except where the failure to file Income Tax Returns or to pay Income Taxes would not have a material adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole.

     (k)  Tangible Assets. The buildings, machinery, equipment, and other
          ---------------
          tangible assets that the Company and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

     (l)  Litigation. (S)4(l) of the Disclosure Schedule sets forth each
          ----------
          instance in which any of the Company and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Company and its Subsidiaries, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

     (m)  Disclosure. The representations and warranties contained in this (S)4
          ----------
          do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S)4 not misleading.

     (n)  Continuity of Business Enterprise. The Company operates at least one
          ---------------------------------
          significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulations Section 1.368-1(d).

     (o)  Continuity of Shareholder Interest. Prior to the Merger, the Company's
          ----------------------------------
          shareholders neither had portions of their Company interests redeemed by the Company, nor received extraordinary distributions with respect to their Company interests, and no corporation related to the Company within the meaning of Treasury Regulations Section 1.368-1(e)(3)(i)(B) acquired any Company stock, where such dispositions or acquisitions would reduce the aggregate fair market value of the Parent Shares to be received by the Company's shareholders as a group (with such fair market value measured as of the Effective Time) to an amount less than fifty percent (50%) of the aggregate fair market value of the Company's stock determined immediately before any of such distributions, dispositions, or acquisitions.

     (p)  Reorganization. The Company has no plan or intention to take any
          --------------
          action that would cause the Merger not to qualify and continue to qualify as a reorganization under Section 368(a) of the Code.

5.   Pre-Closing Covenants.  The Parties agree as follows with respect to the
     ----------------------
     period between the execution of this Agreement and the Closing.

     (a)  General.  Each of the Parties will use his, her or its reasonable best
          -------
          efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in (S)7 below).

     (b)  Notices and Consents.  The Company and its Subsidiaries will give any
          --------------------
          notices to third parties, and will use reasonable best efforts to obtain any third party consents, that the Parent reasonably may request in connection with the matters referred to in (S)4(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with any matters pertaining to such Party and referred to in (S)3(a)(ii), (S)3(b)(ii), and (S)4(c) above. Without limiting the generality of the foregoing:

          (i) Not later than five (5) business days after the execution of this Agreement, the Parent and the Company will file any Notification and Report Forms and related material that may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use their reasonable best efforts to obtain a waiver from the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith; and

          (ii) The Parent and the Company diligently shall take or cooperate in the taking of all steps which are reasonably necessary or appropriate to expedite the prosecution and grant of the Transfer of Control Application. No party by commission or omission shall put in jeopardy its qualifications as an FCC licensee, or impair the routine processing of the Transfer of Control Application. The Company will use its best efforts and otherwise cooperate with the Parent, and the Stockholders shall likewise use their reasonable best efforts and otherwise cooperate with the Parent in responding to any information requested by the FCC related to the Transfer of Control Application and in defending against any petition, complaint or objection which may be filed against the Transfer of Control Application. In the event the Transfer of Control Application as tendered is rejected for any reason, the Party liable for the rejection shall take all reasonable steps to cure the basis for rejection and the Stockholders, the Parent and the Company shall jointly resubmit the Transfer of Control Application.

     (c)  Exclusivity.  None of the Stockholders will (i) solicit, initiate, or
          -----------
          encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Company and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Stockholders will vote their Company Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange.

     (d)  Waiver of Rights.  Each Stockholder (i) hereby waives and relinquishes
          ----------------
          its rights under Article IV, Section 5.1 and Article XI of the Investors' Shareholders Agreement with respect to the transactions contemplated by this Agreement, and (ii) agrees that the Investors' Shareholders Agreement will terminate and be of no further force or effect upon the Closing.

     (e)  Agreement to Vote.  Each Stockholder will vote their Company Shares in
          -----------------
          favor of the Merger.

     (f)  Substantially All of Company's Assets.  Following the Merger, the
          -------------------------------------
          Surviving Corporation will hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger. For this purpose, amounts, if any, paid by or on behalf of the Company for expenses of the Merger, amounts, if any, paid by the Company to dissenters or to shareholders who receive cash or other property and all redemptions and distributions (except for regular, normal distributions) made by the Company immediately preceding or in contemplation of the Merger will be included as assets of the Company immediately prior to the Merger.

     (g)  Reorganization.  None of the Parties will take any action that would
          --------------
          cause the Merger not to qualify and continue to qualify as a reorganization under Section 368(a) of the Code.

6.   Post-Closing Covenants.  The Parties agree as follows with respect to the
     ----------------------
     period following the Closing.

     (a)  General.  In case at any time after the Closing any further action is
          -------
          necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under (S)8 below). The Stockholders acknowledge and agree that from and after the Closing the Parent will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to the Company and its Subsidiaries.

     (b)  Litigation Support. In the event and for so long as any Party actively
          ------------------
          is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Company and its Subsidiaries, each of the other Parties will cooperate with him, her or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under (S)8 below).

     (c)  Certain Taxes.  All transfer, documentary, sales, use, stamp,
          -------------
          registration and other such Taxes and fees (including any penalties and interest) applicable to each Stockholder incurred in connection with this Agreement shall be paid by such Stockholder when due, and each Stockholder will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Parent will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

     (d)  Reorganization.  None of the Parties will take any action that would
          --------------
          cause the Merger not to qualify and continue to qualify as a reorganization under Section 368(a) of the Code.

7.   Conditions to Obligation to Close.
     ----------------------------------

     (a)  Conditions to Obligation of the Parent.  The obligation of each of the
          --------------------------------------
     Parent and the Transitory Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i)    the representations and warranties set forth in (S)3(a) and
                 (S)4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Stockholders shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

          (iii) the Company and its Subsidiaries shall have procured all of the material third party consents required pursuant to (S)5(b) above;

          (iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Parent to own the Company Shares and to control the Company and its Subsidiaries, or (D) affect materially and adversely the right of any of the Company and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) each of the Stockholders shall have delivered to the Parent a certificate to the effect that each of the conditions specified above in (S)7(a)(i)-(ii) is satisfied, and the Company shall have delivered to the Parent a certificate to the effect that each of the conditions specified above in (S)7(a)(iii)-(iv) is satisfied;

          (vi) the FCC shall have granted the Transfer of Control Application and such grant shall be in full force and effect, all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and the Parties, the Company, and its Subsidiaries shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in (S)3(a)(ii), (S)3(b)(ii), and (S)4(c) above;

          (vii) the Parent and each of the Stockholders shall have entered into a Registration Rights Agreement in form and substance as set forth in Exhibit C attached hereto and the same shall be in full force and effect;

          (viii) the Parent shall have received from each Stockholder that is not a natural person (A) a copy of resolutions duly adopted by such Stockholder's board of directors authorizing such Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, certified by the secretary or assistant secretary of such Stockholder as being complete and correct and in full force and effect as of the Closing Date, and (B) an incumbency certificate dated as of the Closing Date with respect to the officer executing this Agreement on behalf of such Stockholder;

          (ix) the Parent shall have obtained on terms and conditions satisfactory to it in its sole discretion all of the financing it needs in order to consummate the transactions contemplated hereby;

          (x) a majority of the Parent's directors that are not Affiliates of the Company shall have approved the transactions contemplated hereby;

          (xi) the holders of eighty percent (80%) of the Parent's Senior Preferred Stock shall have approved the transactions contemplated hereby;

          (xii) the Parent shall be satisfied that no material adverse change in the financial condition, results of operation, business, assets, properties or prospects of the Company shall have occurred since December 31, 1998;

          (xiii) the Parent shall have received an opinion from a nationally recognized investment bank stating the transactions contemplated hereby are fair to the Parent from a financial point of view;

          (xiv) the Parent and Mary Catherine Sneed shall have executed amendments to Ms. Sneed's employment and equity incentive agreements on terms satisfactory to Parent in its sole discretion;

          (xv) Alta and Syncom shall each have entered into, and shall have pledged all the Parent Class A Shares and Warrants issuable to it hereunder for the benefit of the Senior Lenders pursuant to, a pledge agreement in the form attached hereto as Exhibit D;

          (xvi) Mary Catherine Sneed shall have entered into, and shall have pledged all the Parent Class A Shares and Warrants issuable to her hereunder for the benefit of the Senior Lenders pursuant to, a pledge agreement in the form attached hereto as Exhibit E; and

          (xvii) all actions to be taken by the Stockholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Parent.

          The Parent may waive any condition specified in this (S)7(a) if it executes a writing so stating at or prior to the Closing.

     (b)  Conditions to Obligation of the Stockholders.  The obligation of each
          --------------------------------------------
          Stockholder to consummate the transactions to be performed by him, her or it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in (S)3(b) above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) each of the Parent and the Transitory Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) the Parent shall have delivered to each of the Stockholders a certificate to the effect that each of the conditions specified above in (S)7(b)(i)-(iii) is satisfied in all respects;

          (v) the FCC shall have granted the Transfer of Control Application and such grant shall be in full force and effect, all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and the Parties, the Company, and its Subsidiaries shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in (S)3(a)(ii), (S)3(b)(ii), and (S)4(c) above;

          (vi) the Parent and each of the Stockholders shall have entered into a Registration Rights Agreement in form and substance as set forth in Exhibit C attached hereto and the same shall be in full force and effect;

          (vii) each of the Stockholders shall have received from the Parent and the Transitory Subsidiary (A) a true, correct and complete copy of such Party's Amended and Restated Articles of Incorporation, certified by the secretary of state of Delaware,
                 (B) a certificate of good-standing with respect to such Party issued by the secretary of state of Delaware not more than ten
                 (10) business days prior to the Closing Date, (C) a copy of resolutions duly adopted by such Party's board of directors authorizing such Party to enter into this Agreement and consummate the transactions contemplated hereby, certified by the secretary or assistant secretary of such Party as being complete and correct and in full force and effect as of the Closing Date, and (D) an incumbency certificate dated as of the Closing Date with respect to the officer executing this Agreement on behalf of such Party;

          (viii) the transactions contemplated hereby shall have been approved by a majority of the Company's board of directors and by the Requisite Stockholders; and

          (ix) all actions to be taken by the Parent and the Transitory Subsidiary in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Requisite Stockholders.

          The Requisite Stockholders may waive any condition specified in this
          (S)7(b) if they execute a writing so stating at or prior to the Closing.

8.   Remedies for Breaches of This Agreement.
     ---------------------------------------

     (a)  Survival of Representations and Warranties.  Except as specifically
          ------------------------------------------
          provided below, all of the representations and warranties of the Parties contained in (S)3 above shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations); provided, however, that the representations made by each
                        --------  -------
          Stockholder pursuant to (S)3(a)(iv) and (S)3(a)(vi) shall survive the Closing only for a period of two years and shall thereafter be of no further force or effect. The representations and warranties of the Company contained in (S)4 shall terminate as of the Closing and shall be of no further force or effect.

     (b) Indemnification Provisions for Benefit of the Parent.  In the event any
         ----------------------------------------------------
         of the Stockholders breaches any of his, her or its covenants in
         (S)2(e) above or any of his, her or its representations and warranties in (S)3(a) above, and, if there is an applicable survival period pursuant to (S)8(a) above, provided that the Parent makes a written claim for indemnification against such Stockholder pursuant to (S)10(h) below within such survival period, then such Stockholder severally and not jointly agrees to indemnify the Parent from and against the entirety of any Adverse Consequences the Parent may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Parent may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

     (c) Indemnification Provisions for Benefit of the Stockholders.  In the
         ----------------------------------------------------------
         event the Parent breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to (S)8(a) above, provided that any of the Stockholders makes a written claim for indemnification against the Parent pursuant to (S)10(h) below within such survival period, then the Parent agrees to indemnify each of the Stockholders from and against the entirety of any Adverse Consequences the Stockholder may suffer through and after the date of the claim for indemnification (including any Adverse Consequences such Stockholder may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

     (d) Matters Involving Third Parties.
         -------------------------------

         (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this (S)8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

         (ii) Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of his, her or its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

         (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with
                 (S)8(d)(ii) above, (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

          (iv) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with (S)8(d)(ii) above, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner he or it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (B) the Indemnifying Parties will remain responsible for any Adverse Consequences the

                 Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this (S)8.

     (c)  Determination of Adverse Consequences.  The Parties shall make
          -------------------------------------
          appropriate adjustments for tax consequences and insurance coverage and take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this (S)8.

     (f)  Exclusive Remedy.  The remedies provided in (S)8(a) through (e) are
          ----------------
          intended to be the sole remedies of the Parties as to the other Parties subsequent to the Closing Date as to all matters arising out of the breach of any representations, warranties or covenants contained in this Agreement, except as expressly specified to the contrary in this (S)8(f). In the event that all conditions set forth in (S)7 are satisfied within the time provided in (S) 9(a) and the Closing of the transactions is not consummated as a result of actions taken by Parent, on the one hand, or the Stockholders on the other hand, any Stockholder or the Parent, as the case may be, shall be entitled to seek as against the other Party or Parties all remedies normally available to a party for breach of a contract, including but not limited to specific performance and damages proximately caused by the breach.

9.   Termination.
     -----------

     (a)  Termination of Agreement.  Certain of the Parties may terminate this
          ------------------------
          Agreement as provided below:

          (i) the Parent and the Requisite Stockholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Parent may terminate this Agreement by giving written notice to each of the Stockholders at any time prior to the Closing (A) in the event any of the Stockholders or the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Parent has notified the Stockholders and the Company of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 1999, by reason of the failure of any condition precedent under (S)7(a) hereof (unless the failure results primarily from the Parent itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iii) the Requisite Stockholders may terminate this Agreement by giving written notice to the Parent at any time prior to the Closing (A) in the event the Parent has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Stockholders has notified the Parent of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 1999, by reason of the failure of any condition precedent under (S)7(b) hereof (unless the failure results primarily from any of the Stockholders themselves breaching any representation, warranty, or covenant contained in this Agreement).

     (b)  Effect of Termination. If any Party terminates this Agreement pursuant
          ---------------------
          to (S)9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

10.  Miscellaneous.
     -------------

     (a)  Nature of Certain Obligations.  The covenants of each of the
          -----------------------------
          Stockholders in (S)2(c) above concerning his, her or its Company Shares and the representations and warranties of each of the Stockholders in (S)3(a) above concerning the transaction are several obligations. This means that the particular Stockholder making the representation, warranty, or covenant will be solely responsible to the extent provided in (S)8 above for any Adverse Consequences the Parent may suffer as a result of any breach thereof.

     (b)  Press Releases and Public Announcements.  No Party shall issue any
          ---------------------------------------
          press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Parent and the Requisite Stockholders; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

     (c)  No Third-Party Beneficiaries.   This Agreement shall not confer any
          ----------------------------
          rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (d)  Entire Agreement.  This Agreement (including the documents referred to
          ----------------
          herein) constitutes the entire agreement among the Parties and supersedes any prior negotiations, understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e)  Succession and Assignment.  This Agreement shall be binding upon and
          -------------------------
          inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of the Parent and the Requisite Stockholders; provided, however, that the Parent may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Parent nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (f)  Counterparts.  This Agreement may be executed in one or more
          ------------
          counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g)  Headings.  The section headings contained in this Agreement are
          --------
          inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h)  Notices.  All notices, requests, demands, claims, and other
          -------
          communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Stockholders:
     -----------------------

     Radio One of Atlanta, Inc.
     5900 Princess Garden Parkway
     Lanham, Maryland 20706
     Attention: Alfred C. Liggins, III, President
     Fax: (301) 306-9694

     and

     Alta Subordinated Debt Partners III, L.P.
     c/o Burr, Egan, Deleage & Co.
     One Post Office Square, Suite 3800
     Boston, MA 02109
     Attention: Brian W. McNeill
     Fax: (617) 482-1944

     and

     Syndicated Communications Venture Partners II, L.P.
     8401 Colesville Road, Suite 300
     Silver Spring, MD 20910
     Attention: Terry L. Jones, Vice President
     Fax: (301) 608-3307

     and

     Mary Catherine Sneed
     c/o Radio One of Atlanta, Inc.
     75 Piedmont Street, 10/th/ Floor
     Atlanta, GA 30303
     Fax: (404)688-7686

     Copy to:

     Goodwin Procter & Hoar LLP
     Exchange Place
     Boston, MA 02109
     Attention: John J. Egan, P.C.
     Fax: (617) 523-1231

     and

     Alston & Bird LLP
     One Atlantic Center
     1201 West Peachtree Street
     Atlanta, GA 30309-3424
     Attention: Randall D. Grayson, Esq.
     Fax: (404)881-7777

     If to the Parent:
     -----------------

     Radio One, Inc.
     5900 Princess Garden Parkway
     Lanham, Maryland 20706
     Attention: Scott R. Royster, Chief Financial Officer
     Fax: (301)306-9426

     Copy to:
     --------

     Kirkland & Ellis
     655 Fifteenth Street, N.W.
     Washington, D.C.  20005
     Attention:  Richard L. Perkal, Esq.
     Fax: (202)879-5200

          Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (i)  Governing Law.  This Agreement shall be governed by and construed in
          -------------
          accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (j)  Amendments and Waivers.  No amendment of any provision of this
          ----------------------
          Agreement shall be valid unless the same shall be in writing and signed by the Parent and the Requisite Stockholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k)  Severability.  Any term or provision of this Agreement that is invalid
          ------------
          or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l)  Expenses.  Each of the Parent and the Company will bear its own costs
          --------
          and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Company will bear a portion not to exceed $50,000.00 of the Stockholders' aggregate costs and expenses (including reasonable legal fees and expenses) in connection with this Agreement and the transactions specifically contemplated hereby.

     (m)  Construction. The Parties have participated jointly in the negotiation
          ------------
          and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     (n)  Incorporation of Exhibits, Annexes, and Schedules.  The Exhibits,
          -------------------------------------------------
          Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

RADIO ONE, INC.

------------------------------------------
By:    Alfred C. Liggins, III
Title: President


ROA MERGER SUBSIDIARY, INC.

------------------------------------------
By:    Alfred C. Liggins, III
Title: President


RADIO ONE OF ATLANTA, INC.


------------------------------------------
By:    Alfred C. Liggins, III
Title: President


ALTA SUBORDINATED DEBT PARTNERS III, L.P.


By:
   ---------------------------------------
Title:
      ------------------------------------

ALLIED CAPITAL CORPORATION


By:
   ---------------------------------------
Title:
      ------------------------------------

ALLIED INVESTMENT CORPORATION


By:
   ---------------------------------------
Title:
      ------------------------------------

SYNDICATED COMMUNICATIONS VENTURE PARTNERS II, L.P.


By:
   -------------------------------------
Title:
      ----------------------------------


----------------------------------------
Mary Catherine Sneed


----------------------------------------
Alfred C. Liggins, III

                              DISCLOSURE SCHEDULE

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                     CONCERNING RADIO ONE OF ATLANTA, INC.



     4.(a) Organization, Qualification and Corporate Power.  Officers and
           -----------------------------------------------
Directors of the Company:

          Alfred C. Liggins, III         Director, President
          Catherine L. Hughes            Director, Secretary
          Scott R. Royster               Executive Vice President, Chief
                                          Financial Officer
          Terry L. Jones                 Director
          Brian W. McNeill               Director

     4.(b) Capitalization.
           --------------

          Alfred C. Liggins, III         3,970 shares of Class B Common Stock
          Mary Catherine Sneed             700 shares of Class A Common Stock
          Allied Capital Entities        1,430 shares of Class A Common Stock
          Syncom                         2,400 shares of Class A Common Stock
          Alta                           1,500 shares of Class A Common Stock

        (c) Noncontravention.  Consummation of the transactions contemplated by
            ----------------
the Agreement will require the filings described in Sections 5(b)(i) and (ii) of the Agreement.

        (d) Title to Assets.  Pursuant to the Investment Agreement dated March
            ---------------
31, 1997 among the Company, Dogwood Communications Inc. and the Allied Capital Entities, the Company has granted to the Allied Capital Entities a security interest in all of the Company's tangible and intangible assets to secure the Company's obligations under that agreement. Pursuant to the Subordinated Security Agreement dated June 20, 1995, between the Company and Design Media, Inc., the Company has granted to Design Media, Inc. a security interest in all of the Company's tangible and intangible assets to secure the Company's obligations under the Note (as such term is defined in such agreement).

        (e) Subsidiaries. The Company has no Subsidiaries.
            ------------

     See also the disclosure under Sections 4(b) and (d), above.

        (g) Events Subsequent to Most Recent Fiscal Month End.  The Company has
            -------------------------------------------------
loaned or will loan an aggregate of approximately $200,000 to Sneed.

        (l) Litigation.  On November 24, 1998, the Company settled a claim
            ----------
brought against it by Fawn Marsh, a former employee. Keenan Nix, counsel for Marsh, has from time to time suggested to the Company that he may bring additional claims against the Company on behalf of other employees.

                                       30